                                                                    EXHIBIT 99.2

                         CDI GROUP, INC. AND SUBSIDIARY
                  SUMMARY OF VALUATION AND QUALIFYING ACCOUNTS
                             (AMOUNTS IN THOUSANDS)

                                                 BEGINNING                                END OF
INVENTORY RESERVES                                OF YEAR     ADDITIONS    REDUCTIONS      YEAR
------------------                               ----------   ----------   -----------   --------
Fiscal 2002....................................     $ 81         $ 0          $(20)        $61
Fiscal 2001....................................     $ 61         $20          $  0         $81
Fiscal 2000....................................     $154         $ 0          $(93)        $61

------------------------

Note The Company has demonstrated ability, based upon its contractual and other relationships with its vendors, to recover virtually all of the cost of excess, obsolete and damaged inventory upon return of such inventory to its vendors.